UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2008

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OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
(Address of principal executive offices)
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(770) 396-0000
(Registrant’s telephone number, including area code)
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2008, Shaun Williams, Executive Vice President and Acting Chief Financial Officer of Omni Financial Services, Inc. (the “Company”) and its subsidiary, Omni National Bank (the “Bank”) notified the Company and the Bank that effective July 18, 2008, he intends to resign from his positions with the Company and the Bank in order to pursue other interests.   Mr. Williams, who previously served as the Controller of the Bank, has served as Executive Vice President and Acting Chief Financial Officer of the Company and the Bank since April 10, 2008, when the former Chief Financial Officer of the Bank, Connie Perrine, became the President of the Bank.  No disagreements with management or the board of directors prompted Mr. Williams’ decision.  The Company intends to continue its search for a permanent Chief Financial Officer and will announce such appointment when a selection has been made.

Item 8.01	Other Events

As previously reported, Omni Financial Services, Inc. (the “Company”) was unable to timely file with the Securities and Exchange Commission (the “SEC”) the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Form 10-Q”).  In relation to the Company’s failure to timely file with the SEC the 2007 Form 10-K and the Form 10-Q, and as previously reported, the Company’s receipt of written Staff Determination Notices from The Nasdaq Stock Market (“Nasdaq”) regarding such delays, the Company received a written decision from Nasdaq granting the Company’s request for continued listing on the Nasdaq Global Market, subject to, among other things, the Company filing the 2007 Form 10-K and the Form 10-Q with the SEC on or before July 15, 2008 and August 15, 2008, respectively .

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 – Press release of Omni Financial Services, Inc. dated June 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

DATE: June 23, 2008	By:	/s/ Shaun P. Williams
Shaun P. Williams
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release of Omni Financial Services, Inc. dated June 23, 2008.